UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 25, 2003

(Date of Report (Date of Earliest Event Reported))

THE SPORTS AUTHORITY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31746	84-1242802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1050 West Hampden Avenue, Englewood, Colorado		80110
(Address of Principal Executive Offices)		(Zip Code)

(303) 200-5050
(Registrant’s Telephone Number, Including Area Code)

Item 12.  Results of Operations and Financial Condition.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be incorporated by reference into any filing of The Sports Authority, Inc. (formerly known as Gart Sports Company) under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

On August 25, 2003, The Sports Authority, Inc. (formerly known as Gart Sports Company) issued a news release regarding its financial results for its second fiscal quarter of 2003 ended August 2, 2003.  On August 4, 2003, The Sports Authority, Inc. completed a merger with TSA Stores, Inc. (formerly known as The Sports Authority, Inc.).  The news release presents information with respect to the company formerly known as Gart Sports Company and does not present information with respect to TSA Stores, Inc.

In our earnings release dated August 25, 2003 and furnished to the Securities and Exchange Commission on the same date, we disclosed forecasted pro forma, fully diluted earnings per share for the third and fourth quarters of fiscal 2003, fiscal year 2003, as well as fiscal year 2004.  As disclosed in the release,  none of the forecasted pro forma fully diluted earnings per share amounts include integration costs to be incurred in connection with the merger with The Sports Authority.  While we  estimate  total integration costs that we expect to incur over the next 12 months to range from $30 to $45 million, we are unable to predict, with a high degree of certainty, the timing or magnitude of these integration costs by quarter or fiscal year.  Consequently, we are unable to provide a reconciliation of the forecasted pro forma fully diluted earnings per share amounts, for the periods described above, to the most comparable financial measure calculated in accordance with GAAP, fully diluted earnings per share including tax effected integration costs.  The forecasted pro forma fully diluted amounts were calculated without consideration of tax affected integration costs.  The pro forma fully diluted earnings per share forecasted for the fiscal year 2003 are derived by adding the pro-forma historical fully diluted earnings per share for the twenty six weeks ended August 2, 3003 of $0.68 with the forecasted results for the third and fourth quarter of fiscal 2003, as described above.

To supplement our condensed consolidated statements of operations presented on a GAAP basis, we use additional non-GAAP measures of net income and earnings per share adjusted to exclude merger integration costs and other certain non-recurring costs and income we believe appropriate to enhance an overall understanding of our past financial performance. These adjustments to our GAAP results are made with the intent of providing a more complete understanding of the underlying operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTS AUTHORITY, INC.

By:	/s/ Nesa E. Hassanein
	Name:	Nesa E. Hassanein
	Title:	Executive Vice President and General Counsel

Date:  September 2, 2003